Exhibit 99.1

          SUREWEST COMMUNICATIONS TO SELL DIRECTORY PUBLISHING BUSINESS
                               TO GATEHOUSE MEDIA

    ROSEVILLE, Calif., Jan. 29 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) announced that it has entered into a definitive agreement to sell its Directory Publishing business to GateHouse Media, Inc. (NYSE: GHS).

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO)

    Under the agreement, GateHouse Media will acquire 100% of the stock of SureWest Directories, a wholly owned subsidiary of SureWest Communications, for an aggregate cash purchase price of $110.0 million, including $3.5 million of working capital, for a net purchase price of $106.5 million. GateHouse Media will become the publisher of the official directory of SureWest Telephone. Completion of the transaction is not subject to financing. SureWest expects the transaction to close by the end of the first quarter of 2007, subject to governmental and customary closing conditions, including satisfaction of the Hart-Scott-Rodino antitrust waiting period.

    "We are very excited about the prospect of a long-term relationship with GateHouse Media," commented Steve Oldham, SureWest's president and chief executive officer. "This transaction allows SureWest to continue to focus on our core business of being a full-service integrated communications provider."

    "We are excited about the addition of SureWest Directories to GateHouse's portfolio of local media assets," said Mike Reed, CEO of GateHouse Media. "We look forward to working with SureWest Directories' management and to welcoming the entire SureWest Directories team into the GateHouse family."

    UBS Investment Bank acted as exclusive financial advisor to SureWest Communications, and Orrick, Herrington & Sutcliffe LLP served as special outside legal counsel.

    About SureWest Communications

    Serving the Northern California region for more than 90 years, SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers. SureWest's bundled offerings include an array of advanced digital video, high-speed Internet, local and long distance telephone, PCS wireless and directories services. SureWest's fiber-to-the- premise IP-based network features high-definition video and Internet speeds of up to 50 Mbps.

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    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

    Contact:  Karlyn Oberg
              Director of Investor Relations
              916-786-1799
              k.oberg@surewest.com

SOURCE  SureWest Communications
    -0-                             01/29/2007
    /CONTACT: Karlyn Oberg, Director of Investor Relations of SureWest Communications, +1-916-786-1799, or k.oberg@surewest.com/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk photodesk@prnewswire.com/
    /Web site:  http://www.surewest.com/